EVGG Evolving for our Shareholders

Gerald O. Hatler President and Chief Executive Officer William G. Filer, II Executive Vice President and CFO

Safe Harbor Statement During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse than those projected. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

2000 - 2005 Timeline 2000 Exited item processing business 2001 Formed EvergreenBancorp, Inc. 2001 Bellevue branch office opening 2002 Formed EvergreenBancorp Capital Trust I (trust preferred securities) 2003 Federal Way office opening 2004 South Lake Union office opening 2005 Third & Seneca office opening

2001 launched strategic branch expansion program EvergreenBank Locations

Asset, Loan and Deposit Growth

Asset Mix

Liability Mix

Loan Mix

Nonperforming Loans/Loans

Net Interest Margin

Delivery System Capacity Core Deposits per Office Delivery System Capacity Core Deposits per Office $36,144 $40,066 $43,773 $35.960 $32,500 2005 2004 2003 2002 200

Market Position Eastlake Lynnwood Bellevue Federal Way SLU 3rd & Seneca 3rd & Seneca

- Operating Model - High Touch / High Tech Responsive, customized commercial lending Corporate cash management services Convenient on-line banking and bill pay Caring customer relationships and service

Assets per Employee

Stock Positioning Growth and Value Micro-cap stock

Public Company Behaviors Press releases / quarterly reports National financial publications Investors Business Daily Barron's Weekly SNL investor web site Individual investors Public reporting

EVGG Stock Engaged stock transfer agency Steadily increased float 4 stock dividends in 4 years Volume of shares traded has increased Trading at 160% of book value compared to 100% five years ago. Increased market cap to $28.7MM

EvergreenBancorp, Inc. | EVGG ·Consistent Dividends · Began quarterly cash dividends two years ago · Plus stock splits and dividends

EvergreenBancorp, Inc. | EVGG Total Return Performance

For further information please contact: Mr. William G. Filer II (206) 749-7350 (800) 331-7922 William.Filer@EvergreenBank.com www.EvergreenBancorp.com